CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-51043 on Form S-3 and Registration Statement Nos. 333-05951, 333-45729, 333-60231, 333-60233, 333-30154, 333-59644, 333-72228, 333-86902, 333-101920, 333-111330, and 333-128255 on Form S-8 of our report dated May 14, 2006, relating to the financial statements of Manugistics Group, Inc. and subsidiaries appearing in this current report on Form 8-K/A of JDA Software Group, Inc. filed on September 18, 2006.
Phoenix, Arizona
September 15, 2006